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NexCen Brands Extends
Forbearance Agreement with its Lender

Makes Substantial Progress Toward Restructured Credit Facility

NEW YORK - July18, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that the Company has entered into an amended and restated letter agreement with BTMU Capital Corporation (“BTMUCC”) that extends the original forbearance period from July 17, 2008 through August 8, 2008. The terms and conditions of the amended and restated agreement include a number of modifications that should enhance the Company’s access to cash to fund operations.

The Company also announced that it has made substantial progress in working with BTMUCC toward a comprehensive restructuring of its loan facility, and it intends to continue to work with its lender to formalize the restructuring by the end of the forbearance period on August 8, 2008.

“We are gratified by the ongoing support of our lender as we work together to develop a long-term financing solution for NexCen,” stated Robert W. D’Loren, CEO of NexCen Brands. “Importantly, the progress we have made in working with our lender toward the restructuring of our credit facility enables us to continue implementing our operating plans for both our license and franchise businesses.”

While NexCen is working with BTMUCC to conclude a comprehensive restructuring of its loan facility by the end of the forbearance period on August 8, 2008, no agreement has yet been reached, and there can be no assurance that any agreement will be reached and approved by the parties by such date, or at all, on terms that will provide the Company with the additional liquidity it needs to operate its business.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to restructure our existing bank credit facility to provide our business with needed liquidity, (2) other potential alternatives to seek additional liquidity, such as selling one or more of our businesses, may not be successful or may not generate sufficient proceeds to meet our liquidity needs, including our debt service obligations, (3) the businesses that we have acquired may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (4) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (5) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (6) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (7) we depend on the success of our licensees and franchisees for future growth, (8) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (9) our near term liquidity needs may be higher or lower than our current expectations and (10) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.